UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2020 (April 29, 2020)

AG Mortgage Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange (NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange (NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange (NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange (NYSE)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed, on October 29, 2019, Arthur Ainsberg an independent member of the Board of Directors (“Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) advised the Board that he did not intend to stand for re-election as a director at the Company’s upcoming 2020 annual meeting of stockholders to be held on June 19, 2020 (the "Annual Meeting"). Mr. Ainsberg has served as an independent director of the Company since 2013 and currently serves as a member of the Audit Committee and the Compensation Committee of the Board.  Mr. Ainsberg’s decision not to stand for re-election was not the result of any disagreement with the Board or the Company on any matter relating to its operations, policies or practices. Mr. Ainsberg will continue to serve on the Board until the Annual Meeting.

On April 29, 2020, in order to assist the Company in complying with the New York Stock Exchange listing requirement that the Board be comprised of a majority of independent directors, Mr. Sigman notified the Company that he would not stand for re-election as a director at the Annual Meeting. Mr. Sigman will continue to serve on the Board until the Annual Meeting and will remain the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary